Exhibit 10.9

ArcSight, Inc. (the “Company”)	Subscription Agreement
2007 Employee Stock Purchase Plan (“ESPP”)	(Enrollment/Change Form)

Section 1:	Check Desired Action:	and Complete Sections:
Actions
	☐ Enroll in the ESPP	2 + 3 + 4 + 6
	☐ Change Contribution Percentage	2 + 4 + 6
	☐ Discontinue Contributions	2 + 5 + 6

Section 2: Personal Data	Name:	Department:
Home Address:

Social Security No.: ☐☐☐-☐☐-☐☐☐☐

Section 3: Enroll	I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period (or with the first Offering Period). I elect to purchase shares of the Common Stock of the Company pursuant to the ESPP. I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account. I hereby agree to take all steps, and sign all forms, required to establish an account with for this purpose.

My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company. I understand that I must notify the Company of any disposition of shares purchased under the ESPP.

Section 4: Elect Contribution Percentage	I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period % of my compensation (as defined in the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP. That amount will be applied to the purchase of shares of the Company’s Common Stock pursuant to the ESPP. The percentage must be a whole number (from 1%, up to a maximum of 15%).

Please ☐ – increase ☐ – decrease my contribution percentage.

Note:  You may change your contribution percentage only once within an Offering Period to be effective during such Offering Period and such change can only be to decrease your contribution percentage. An increase in your contribution percentage can only take effect with the next Offering Period. Each change will become effective as soon as reasonably practicable after the form is received by the Company.

Section 5: Discontinue Contributions
☐ I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Please ☐ - refund all contributions to me in cash, without interest OR ☐ - use my contributions to purchase shares on the next Purchase Date. I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

Section 6: Acknowledgment and Signature	I acknowledge that I have received a copy of the ESPP and of the Prospectus (which summarizes the major features of the ESPP). I have read the Prospectus and my signature below (or my clicking on the Accept box if this is an electronic form) indicates that I hereby agree to be bound by the terms of the ESPP.

Signature: Date: